THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION IS AVAILABLE AND AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IS DELIVERED TO SUCH EFFECT.

Date: December 31, 1999

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                               YOUTICKET.COM, INC.

     THIS CERTIFIES that RESERVISION, INC., a Michigan corporation (the "Holder") is entitled to purchase, subject to the terms of this Warrant, from YOUTICKET.COM, INC. (hereinafter referred to as the "Company"), a corporation organized and existing under the laws of the State of Nevada, at any time after the date hereof and until 5:00 P.M. (Pacific Time) on the Expiration Date (as defined herein), up to 300,000 fully paid and nonassessable shares (the "Warrant Shares") of Common Stock of the Company, $0.001 par value per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price of $0.25 per share (the "Warrant Price").

     1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

     "Business Day" shall mean any day that is not (i) a Saturday or Sunday or
(ii) a day on which the Securities and Exchange Commission is closed.

     "Consulting Agreement" shall mean the Consulting Agreement, dated November 22, 1999, as amended on December 31, 1999, between the Company and the Holder.

     "outstanding" shall mean, when used with reference to Common Stock or any class thereof, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock or of the relevant class, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock or of the relevant class.

     2. Vesting and Exercisability of Warrant. This Warrant shall be fully vested and freely exercisable by the Holder for the purchase of the number of shares of Common Stock with respect to which this Warrant entitles the Holder to. However, Holder shall forfeit its' right to purchase 25,000 Warrant Shares for every month that the Holder fails to provide services for the Company in accordance with the terms and conditions of the Consulting Agreement short of twelve (12) months. For illustration purposes only, in the event the Holder works for the Company for eight months before it fails to provide further services to the Company and/or its' services are terminated by the Company in accordance with their rights under the Consulting Agreement, Holder will forfeit its' right to purchase 100,000 Warrant Shares (12 months - 8 months = 4 months x 25,000 = 100,000).

     3. Expiration of Warrant. This Warrant, to the extent not exercised, shall expire and cease to be of force and effect at 5:00 P.M. (Pacific Time) on November 21, 2003 (the "Expiration Date").

     4. Method of Exercise. This Warrant may be exercised in whole or in part (but not as to fractional shares) by the surrender of the Warrant, with the Purchase Agreement attached hereto as Annex A properly completed and duly executed, at the principal office of the Company at __________________________________, or such other location which at that time shall be the principal office of the Company (the "Principal Office"), and upon payment to it of the Warrant Price for each Warrant Share to be purchased upon such exercise (the aggregate of the Warrant Price for all shares to be exercised being referred to herein as the "Purchase Price"). The Purchase Price shall be paid by delivering a certified check, bank draft or wire transfer of immediately available funds to the order of the Company. The purchaser shall be treated for all purposes as the holder of the Warrant Shares as of the close of business on the date of exercise, and certificates for the Warrant Shares so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this Warrant shall have expired, a new Warrant of like tenor and for such number of Warrant Shares as the Holder shall direct, representing in the aggregate the right to purchase that number of Warrant Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder within such time.

     5. Certain Covenants of the Company. The Company shall cause the shares of Common Stock underlying any exercised Warrant to be registered with the Securities and Exchange Commission by filing a Form S-8 at the Consultant's request, such request not to be earlier than ninety (90) days after the Company's Form 10-SB is declared effective by the SEC. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

     6. Adjustment of Purchase Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price of such shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

          6.1 Stock Dividends, Subdivisions or Combinations. If the Company at any time while this Warrant remains outstanding and unexpired shall:

               (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

               (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

               (c) pay a dividend or make a distribution in shares of its Common Stock,

     then the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock represented by this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. In the event of any increase or decrease in the number of shares purchasable upon the exercise of this Warrant in accordance with this Section 6.1, the purchase price per share of such shares shall be proportionately increased or decreased such that the economics of the Warrant remain consistent.

          6.2 Reclassification, Consolidation or Merger. At any time while this Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of an event described in Sections 6.1(a) or (b) above) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock of the Company theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6.2 shall similarly apply to successive reclassification, changes, consolidations, mergers, sales and transfers.

          6.3 Liquidating Dividends, Etc. If the Company at any time while this Warrant remains outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances otherwise provided for in this Section 6), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Warrant Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

          6.4 Other Action Affecting Common Stock. If after the date hereof the Company shall take any action affecting the outstanding number of shares of Common Stock, other than an action described in any of the foregoing subsections of Section 6 hereof, inclusive, that would have a materially adverse effect upon the rights of the Holder, the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

          6.5 Other Provisions Applicable to Adjustment under this Section. The following provisions shall be applicable to the making of adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant provided for in this Section 6:

               (a) When Adjustments to Be Made. The adjustments required by this
          Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrant that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the making of such adjustment. Any adjustment representing a change less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (b) Fractional Interest. In computing adjustments under this
          Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

               (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (d) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any additional shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

     7. Notice of Adjustments. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to Section 6 hereof, the Company shall promptly notify the Holder in writing of such adjustment, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment. Such notice shall be mailed (by first class and postage prepaid) to the Holder at the following address:
___________________________________________________, or such other address as the Holder shall hereafter furnish in writing to the Company.

     8. Fractional Shares. No fractional shares of the Company's Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the Holder for its Warrant Shares upon such exercise.

     9. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

          (a) This Warrant has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company.

          (b) Neither the execution and delivery of this Warrant, nor the consummation of the transactions contemplated hereby, will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of the Company or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

          (c) Upon exercise of this Warrant and payment of the Warrant Price by the Holder, the Warrant Shares will be duly issued, fully paid and nonassessable shares of Common Stock and free from all taxes, liens and changes with respect to the issuance thereof.

     10. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that this Warrant has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

     11. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.

     12. Amendment. This Warrant may be modified with the written consent of the Company and the Holder.


     13. Transferability. This Warrant may not be sold, pledged or otherwise transferred or encumbered by the Holder without the prior written consent of the Company.

     14. Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law. This Warrant shall be governed by the laws of the State of Nevada without regard to the provisions thereof relating to conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, attested by its duly authorized officer, on the date of this Warrant.

                                                        YOUTICKET.COM, INC.



                                                          /s/ LeAnna Sidhu
                                                       By:____________________
                                                          Name: LeAnna Sidhu
                                                          Title:CEO

                                                                      Annex A

                               PURCHASE AGREEMENT

Date:


TO: YOUTICKET.COM, INC.

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share of $__________ provided by this Warrant.

                                   Signature: ____________________________

                                    Address: _____________________________